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Exhibit 1.1

    •    Shares

Xyratex Ltd

Common Shares, Par Value $0.01 per Share

UNDERWRITING AGREEMENT

        , 2004

CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
RBC CAPITAL MARKETS CORPORATION

        As Representatives of the Several Underwriters (the "Representatives"),
                c/o Credit Suisse First Boston LLC,
                    Eleven Madison Avenue,
                        New York, N.Y. 10010-3629

Dear Sirs:

1.
Introductory.    Xyratex Ltd a Bermuda company (the "Company") proposes to issue and sell to the Underwriters    •    of its Common Shares, par value $0.01 per share (the "Securities") and Xtx Jersey Limited ("XTX") and the shareholders listed in Schedule A hereto (the "Other Shareholders", and, together with XTX, the "Selling Shareholders") propose to sell an aggregate of     •    Securities (such    •    Securities being hereinafter referred to as the "Firm Securities"). The Selling Shareholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than     •    additional Securities, as set forth below (such    •    additional Securities being hereinafter referred to as the "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities".

  Upon the effectiveness of a Scheme of Arrangement (the "Scheme") which is expected to be sanctioned by the High Court of Justice of England and Wales (the "High Court") pursuant to Section 425 of the Companies Act 1985, the Company will become the parent company of Xyratex Group Limited, a company organized under the laws of England and Wales ("XGL") and its subsidiaries (together, the "Xyratex Group"). The effect of these transactions will be to complete the redomiciliation of the Xyratex Group from the United Kingdom to Bermuda. Under the Scheme, (i) all of the issued and outstanding shares of XGL will be cancelled; (ii) each holder thereof will be allotted Common Shares of the Company and (iii) XGL will issue new ordinary shares to the Company credited as fully paid. Following approval by XGL's shareholders on March 25, 2004 and hearings on April 20, 2004 and    •     2004 before the High Court, the High Court issued court orders (i) sanctioning the Scheme and (ii) approving the reduction of capital of XGL (collectively, the "Court Orders"). The Scheme will become effective at such time as XGL delivers and registers the Court Orders with the Registrar of Companies in Cardiff. The transactions giving effect to the Scheme, including the delivery and registration of the Court Orders, are referred to in this Agreement as the "Redomiciliation Transactions".

  The Company and the Selling Shareholders hereby agree with the several Underwriters named in Schedule B hereto ("Underwriters") as follows:

2.
Representations and Warranties of the Company, XGL and the Selling Shareholders.

(a)
The Company and XGL jointly and severally represent and warrant to, and agree with, the several Underwriters that:

(i)
A registration statement (No. 333-    •    ) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and either (A) has been declared effective under the Securities Act of 1933, as amended (the "Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act;

    (ii)
    If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof;

    (iii)
    Each of XGL and its subsidiaries has been duly incorporated and is validly existing as a corporation, and XGL is in good standing (meaning for these purposes that it has complied with its obligations to deliver to the Registrar of Companies in England and Wales (i) the annual accounts of XGL and related documents as specified by Section 242(1) of the Companies Act 1985 and (ii) the annual return of XGL in accordance with the requirements of Parts VII and XI, respectively, of the Companies Act 1985) and its subsidiaries are in good standing, to the extent applicable in the relevant jurisdiction, under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is, to the extent applicable in the relevant jurisdiction, in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Xyratex Group, the Company or XGL and its subsidiaries, as appropriate, taken as a whole and whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect");

    (iv)
    All the outstanding shares of capital stock of each subsidiary of XGL have been duly and validly authorized and issued and are fully paid and, to the extent applicable in the relevant jurisdiction, nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by XGL either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

    (v)
    The Company has been duly incorporated and is validly existing as a company, and is in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda Government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda), under the laws of Bermuda, and is duly qualified to do business as a foreign corporation and, to the extent applicable in the relevant jurisdiction, is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

    (vi)
    There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Business—Legal Proceedings," "United States Federal Income Taxation", "Bermuda Taxation", "Our New Bermuda Parent Company" and "Description of Share Capital" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects;

    (vii)
    Neither the Company nor XGL is, nor after giving effect to the Redomicilation Transactions, the offering and sale of the Securities and the application of the proceeds therefrom as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

    (viii)
    This Agreement has been duly authorized, executed and delivered by each of the Company and XGL and constitutes a valid and binding obligation of each of the Company and XGL enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and similar laws affecting or relating to creditors' rights generally or to general principles of equity;

    (ix)
    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the offer and sale of the Offered Securities or the consummation of the Redomiciliation Transactions, or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of the agreements relating to the Redomiciliation Transactions and the transactions contemplated thereby, including the issue and sale of the Offered Securities and the consummation of the Redomiciliation Transactions, except (1) that (i) the consent of the Bermuda Monetary Authority (the "Authority") is required for the issue by the Company of shares as required in respect of the Redomicilation Transactions; (ii) the consent of the Authority is required for the issue and subsequent transferability of the Securities; and (iii) the Prospectus is required to be filed and will be filed with the Registrar of Companies in Bermuda prior to or as soon as practical after publication pursuant to Part III of the Companies Act 1981 of Bermuda; (2) such as have been obtained under the Act; (3) such as may be required under Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus and (4) the Court Orders are required to be registered at Companies House in Cardiff to give effect to the Redomiciliation Transactions;

    (x)
    Neither the execution, delivery and performance of this Agreement nor the issue and sale of the Offered Securities pursuant thereto nor the consummation of any other of the transactions herein contemplated, including the Redomicilation Transactions, nor the fulfillment of the terms hereof will conflict with, result in a breach of, or the violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, XGL or any of its subsidiaries pursuant to, (i) the Memorandum of Association or bye-laws of the Company, the Memorandum and Articles of Association of XGL or the corporate charters of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, XGL or any of its subsidiaries is, or as a result of the Redomicilation Transactions will be, a party or is, or as a result of the Redomicilation Transactions will be, bound or to which its or their properties or assets are, or as a result of the Redomiciliation Transactions will be, subject (collectively, "Contracts"), or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, XGL or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over XGL, the Company or any of its subsidiaries or any of their properties; except in the case of clauses (ii) and (iii), for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

    (xi)
    There are no contracts, agreements or understandings between the Company or XGL and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed or to be filed by the Company or XGL under the Act;

    (xii)
    The consolidated historical financial statements and schedule of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Historical Consolidated Financial Data" in the Prospectus and the Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein, and the assumptions used in preparing the pro forma financial data set forth under the captions "Selected Historical Consolidated and Pro Forma Fiancial Data" and "Unaudited Pro Forma Condensed Combined Financial Data" included in each of the Prospectus and the Registration Statement provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

    (xiii)
    Except as disclosed in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, XGL or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company or XGL, threatened that if determined adversely to the Company or XGL could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby;

    (xiv)
    Except as disclosed in the Prospectus, XGL and each of its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, XGL and each of its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them;

    (xv)
    Except as disclosed in the Prospectus, the Company is not in violation of any provision of its Memorandum of Association and bye-laws, XGL is not in violation of any provision of its Memorandum and Articles of Association, nor are any of XGL's subsidiaries in violation of their corporate charters, and neither the Company, XGL nor any of its subsidiaries is in violation of or default under (i) the terms of any Contracts, or (ii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, XGL or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, XGL or such subsidiary or any of their properties, as applicable; except, in the case of clauses (i) and (ii), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

    (xvi)
    Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor, to the knowledge of the Company or XGL, any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Xyratex Group, the Company or XGL and its subsidiaries, as appropriate, taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by XGL or the Company on any class of their capital stock;

    (xvii)
    PricewaterhouseCoopers, who have issued audit reports on the financial statements of XGL and its consolidated subsidiaries and XGL's financial statements and schedule included in the Prospectus, are independent public accountants with respect to the Company and XGL within the meaning of the Act and the applicable published rules and regulations thereunder;

    (xviii)
    No stamp duty, stock exchange tax, value-added tax, withholding or any other similar duty or tax is payable in the United States, the United Kingdom, Bermuda or any other jurisdiction in which the Company is engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax, in connection with the execution or delivery of this Agreement or the authorization, issuance, sale or delivery of the Securities by the Company to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by this Agreement and the Prospectus;

    (xix)
    XGL has filed all foreign, federal, state and local tax returns that, in its reasonable judgment, are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required, in its reasonable judgment, to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

    (xx)
    No labor problem or dispute with the employees of XGL or any of its subsidiaries exists or, to XGL's knowledge, is threatened or imminent, and XGL is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

    (xxi)
    XGL and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring XGL or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect except where the failure to maintain such policies or bonds would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; XGL and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by XGL or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither XGL nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither XGL nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

    (xxii)
    No subsidiary of XGL is currently prohibited, directly or indirectly, from paying any dividends to XGL, from making any other distribution on such subsidiary's capital stock, from repaying to XGL any loans or advances to such subsidiary from XGL or from transferring any of such subsidiary's property or assets to XGL or any other subsidiary of XGL, except as described in or contemplated by the Prospectus;

    (xxiii)
    XGL and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus except for such licenses, certificates, permits or authorizations, the lack of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither XGL nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

    (xxiv)
    XGL and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

    (xxv)
    The Company and XGL have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act") or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

    (xxvi)
    XGL and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus, neither XGL nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

    (xxvii)
    XGL has reasonably concluded that the costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of XGL and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

    (xxviii)
    Except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each of XGL and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) sponsored by XGL and its subsidiaries in which employees of XGL and its subsidiaries are eligible to participate and (ii) each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. XGL and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;

    (xxix)
    The subsidiaries listed in Schedule C attached hereto are the only significant subsidiaries of XGL as defined by Rule 1-02 of Regulation S-X (the "Significant Subsidiaries");

    (xxx)
    XGL and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of XGL's business as now conducted. Except as set forth in the Prospectus under the caption "Business—Intellectual Property," and except to the extent as would not, individually or in the aggregate, have a Material Adverse Effect (a) there are no ownership rights of third parties to any Intellectual Property owned by the Company or any of its subsidiaries (the "Company Intellectual Property"); (b) there is no material infringement by third parties of any Company Intellectual Property; (c) to XGL's knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging XGL's rights in or to, or the validity or scope of, any Company Intellectual Property, and XGL is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending, or to XGL's knowledge, threatened action, suit, proceeding or claim by others that XGL infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and XGL is unaware of any other fact which would form a reasonable basis for any such claim; and (e) to XGL's knowledge there is no prior art which has not been disclosed to the U.S. Patent and Trademark Office that may render any unexpired U.S. patent held by XGL invalid or any U.S. patent application held by XGL unpatentable;

    (xxxi)
    Except as disclosed in the Registration Statement and the Prospectus, the Company and XGL (i) do not have any material lending or other relationship with any bank or lending affiliate of Credit Suisse First Boston LLC or any of the several other Underwriters and (ii) do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Credit Suisse First Boston LLC or any of the several other Underwriters;

    (xxxii)
    Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or XGL and any person that would give rise to a valid claim against the Company, XGL or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering;

    (xxxiii)
    Under the laws and regulations of Bermuda, all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in United States dollars that may be freely transferred out of Bermuda and all such payments made to holders thereof who are non-residents of Bermuda are not subject to income, withholding or other taxes under the laws or regulations of Bermuda and are otherwise free of any other tax, duty, withholding or deduction in Bermuda and without the necessity of obtaining any governmental authorization in Bermuda;

    (xxxiv)
    Neither the Company nor its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the United Kingdom or Bermuda;

    (xxxv)
    To ensure the legality, validity, enforceability and admissibility into evidence of each of this Agreement, the Securities and any other document to be furnished hereunder in Bermuda, it is not necessary that this Agreement, the Securities or such other document be filed or recorded with any court or other authority in Bermuda or any stamp or similar tax be paid in Bermuda on or in respect of this Agreement, the Securities or any such other document except that (i) the consent of the Authority is required and has been obtained for the issue by the Company of the Common Shares and the Securities and subsequent transferability of the Securities while shares of the Company are listed on a stock exchange (an "Appointed Stock Exchange") appointed by the Minister of Finance of Bermuda pursuant to Section 2(9) of the Companies Act 1981 of Bermuda; and (ii) the Prospectus is required to be filed and will be filed with the Registrar of Companies in Bermuda prior to or as soon as reasonably practicable after publication pursuant to Part III of the Companies Act 1981 of Bermuda;

    (xxxvi)
    Under Bermuda law the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance (outside Bermuda) or enforcement of this Agreement to which they are a party or the transactions contemplated hereby. It is not necessary under Bermuda law that the Underwriters be authorized, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance (outside Bermuda) or enforcement of this Agreement;

    (xxxvii)
    A final and conclusive judgment of a court located outside Bermuda against the Company based upon this Agreement (other than a court of a jurisdiction to which the Judgments (Reciprocal Enforcement) Act, 1958 applies, and for the avoidance of doubt it does not apply to the federal and state courts of the Borough of Manhattan in New York City) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of common law enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such court located outside Bermuda, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Bermuda; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda;

    (xxxviii)
    The Selling Shareholders have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

    (xxxix)
    The Company has complied with the requirements of the Companies Act 1985, the Financial Services and Markets Act 2000 and any other applicable legal or regulatory requirements in connection with the offer and sale of the Securities and the Redomiciliation Transactions.

  (b)
  The Company and XGL jointly and severally represent and warrant to, and agree with, the several Underwriters as of the Closing Date that:

  (i)
  The Company's authorized equity capitalization, after giving effect to the Redomiciliation Transactions and the issue and sale of the Securities as contemplated hereby, is as set forth in the Prospectus; the share capital of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Shares have been duly authorized and validly issued and are fully paid; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; on the First Closing Date the certificates for the Underwritten Securities will be in valid and sufficient form; in the event that Optional Securities are purchased, on the Optional Closing Date or any settlement date, as applicable, the certificates for such Optional Securities will be in valid and sufficient form; the holders of outstanding Common Shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

  (ii)
  XGL is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on XGL's capital stock, from repaying to the Company any loans or advances to XGL from the Company or from transferring any of XGL's property or assets to the Company, except as described in or contemplated by the Prospectus; and

  (iii)
  Except as disclosed in the Prospectus, upon completion of the Redomiciliation Transactions, all outstanding shares of capital stock of XGL will be owned by the Company free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

  (c)
  XTX represents and warrants to, and agrees with, the several Underwriters that:

  (i)
  This Agreement has been duly authorized, executed and delivered by XTX;

  (ii)
  No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by XTX of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained;

  (iii)
  Neither the sale of the Securities being sold by XTX nor the consummation of any other of the transactions herein contemplated by XTX or the fulfillment of the terms hereof by XTX will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of XTX or the terms of any indenture or other agreement or instrument to which XTX is a party or bound, or any judgment, order or decree applicable to XTX of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over XTX;

    (iv)
    In respect of any statements in or omissions from the sections of the Registration Statement appearing under the caption "Principal and Selling Shareholders" made in reliance upon and in conformity with information furnished in writing to the Company and XGL by XTX, XTX hereby represents that such information is true and complete as of the date hereof and undertakes to inform the Company and XGL in writing of any material changes to such information occurring prior to any Closing Date; and

    (v)
    Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between XTX and any person that would give rise to a valid claim against XTX or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

  (d)
  Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

  (i)
  The Selling Shareholders are the record and beneficial owners of the Offered Securities to be sold by them hereunder free and clear of all liens, encumbrances (except the Lock-Up Letter (as defined below)), equities and claims and, assuming that each Underwriter acquires its interest in the Offered Securities it has purchased from such Selling Shareholders without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("UCC")), each Underwriter that has purchased such Offered Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Offered Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Offered Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Offered Securities.

3.
Purchase, Sale and Delivery of Offered Securities.
(a)
On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $    •    per share, the number of Firm Securities set forth below the caption "Company" or "Selling Shareholders", as the case may be, and opposite the name of such Underwriter in Schedule B hereto.

    Delivery of and payment for the Firm Securities for the accounts of the several Underwriters shall be made at the office of                          at 9:00 AM, New York time, on             , 2004, or at such other time not later than seven full business days thereafter as Credit Suisse First Boston LLC ("CSFB") and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering. Upon the conditions set forth in Section 6A having been satisfied, payment for the Firm Securities being sold by the Company and the Selling Shareholders shall be made (the "Escrow Deposit") by the several Underwriters through the Representatives in U.S. dollars by wire transfer payable in same day funds to an escrow account at a bank acceptable to CSFB and the Company (the "Escrow Account") established by        (the "Escrow Agent") pursuant to an agreement (the "Escrow Agreement") governing the escrow arrangement in the form set forth in Annex A-1 hereto. In accordance with and pursuant to the Escrow Agreement, the Escrow Agent shall have been instructed to release payment from the Escrow Account to an account specified by the Company upon receipt of evidence satisfactory to it that the conditions set forth in Section 6B have been satisfied. Upon payment of the funds from the Escrow Account to the Company and the Selling Shareholders, delivery of the Firm Securities by the Company and the Selling Shareholders shall be made to the Representatives for the respective accounts of the several Underwriters. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging at the above office of            at least 24 hours prior to the First Closing Date.

  (b)
  In addition, upon written notice from CSFB given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Shareholders agree to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company and the Selling Shareholders.

    Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. If an Optional Closing Date is on the same day as the First Closing Date, payment for the Optional Securities being sold by the Selling Shareholders on such Optional Closing Date shall be made by the several Underwriters through the Representatives on the same basis, and subject to the same conditions, as payment for the Firm Securities pursuant to Section 3(a).

    If an Optional Closing Date is not on the same day as the First Closing Date, payment for the Optional Securities being sold by the Selling Shareholders on such Optional Closing Date shall be made by the several Underwriters through the Representatives in U.S. dollars by wire transfer payable in same day funds to an account specified by the Company upon notice from the Representatives that the conditions set forth in Section 6A in respect of such Optional Closing have been satisfied.

    Upon payment of the funds to the Selling Shareholders, delivery of the Optional Securities by the Selling Shareholders shall be made to the Representatives for the respective accounts of the several Underwriters. Delivery of the Optional Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of                          at a reasonable time in advance of such Optional Closing Date.

4.
Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.
Certain Agreements of the Company, XGL and the Selling Shareholder.

(a)
The Company and XGL jointly and severally agree with the several Underwriters that:

(i)
If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company and XGL will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

      The Company and XGL will advise CSFB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company and XGL will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB;

    (ii)
    The Company and XGL will advise CSFB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFB's consent, which consent shall not be unreasonably withheld; and the Company and XGL will also advise CSFB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued;

    (iii)
    If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company and XGL will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6;

    (iv)
    The Company and XGL will furnish to the Representatives copies of each Registration Statement (five (5) of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company and XGL will pay the expenses of printing and distributing to the Underwriters all such documents;

    (v)
    The Company and XGL will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution; provided that in no event shall the Company or XGL be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

    (vi)
    The Company and XGL agree with the several Underwriters that the Company and XGL will pay all expenses incident to the performance of the obligations of the Company, XGL and the Selling Shareholders, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for any transfer taxes on the sale by the Selling Shareholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters;

    (vii)
    The Company and XGL will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company and the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and XGL shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; and

    (viii)
    Neither the Company nor XGL will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or XGL to facilitate the sale or resale of the Securities.

  (b)
  The Company agrees with the several Underwriters that:

  (i)
  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 90th day after November 30, 2005;

  (ii)
  For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB, except (A) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or stock options, in each case outstanding on the date hereof or (B) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and described in the Prospectus; and

  (iii)
  The Company will not permit any person to become a Selling Shareholder (other than XTX) unless such person has executed and delivered a lock-up letter substantially in the form of Annex A-2 hereto (the "Lock-Up Letter").

  (c)
  XTX agrees with the several Underwriters that:

  (i)
  XTX will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to XTX;

  (ii)
  XTX agrees to pay the fees and expenses of its counsel; and

  (iii)
  XTX will deliver to the Underwriters, on or prior to the Closing Date, a Lock-Up Letter.

6A.
Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to (x) make the Escrow Deposit in respect of the Firm Securities on the First Closing Date and any Optional Securities to be purchased on any Optional Closing Date that is on the same day as the First Closing Date or (y) pay for the Optional Securities being purchased on any other Optional Closing Date, will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)
The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i)
in their opinion the financial statements and schedules of XGL audited by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii)
they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

(iii)
on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of XGL, inquiries of officials of XGL who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)
the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B)
at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of XGL and its consolidated subsidiaries at the date of the latest available balance sheet read by such accountants compared with amounts shown on the latest balance sheet included in the Prospectus; or

(C)
for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in all cases set forth in clauses (B) and (C) above for changes or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

    (iv)
    they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of XGL and its subsidiaries subject to the internal controls of XGL's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

      For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time and, (ii) "Prospectus" shall mean the prospectus included in the Registration Statements.

  (b)
  If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

  (c)
  Subsequent to the execution and delivery of this Agreement and (x) in respect of the purchase of the Firm Securities on the First Closing Date and the Optional Securities to be purchased on any Optional Closing Date that is on the same day as the First Closing Date, up to the time of the Escrow Deposit, or (y) in respect of the purchase of Optional Securities being purchased on any other Optional Closing Date, at all times thereafter, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, XGL and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or XGL by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or XGL (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S., United Kingdom, Bermudan or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq National Market, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company or XGL on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal, New York, United Kingdom or Bermudan authorities; (vii) any major disruption of settlements of securities or clearance services in the United States, United Kingdom or Bermuda or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, United Kingdom or Bermuda, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

  (d)
  The Representatives shall have received the opinion and the negative assurance letter, each dated such Closing Date, of Latham & Watkins, special U.S. counsel for the Company and XGL, in the respective forms set forth in Annex B-1 and B-2 hereto.

  (e)
  The Representatives shall have received an opinion, dated such Closing Date, of Conyers Dill & Pearman, Bermudan counsel to the Company, in the form set forth in Annex C hereto.

  (f)
  The Representatives shall have received an opinion, dated such Closing Date, of DLA, English counsel to XGL and the Company, in the form set forth in Annex D hereto.

  (g)
  The Representatives shall have received an opinion, dated such Closing Date, of Mourant du Feu & Jeune, Jersey counsel for XTX, in the form set forth in Annex E hereto.

  (h)
  The Representatives shall have received from Clifford Chance Limited Liability Partnership, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Clifford Chance Limited Liability Partnership may rely as to the incorporation of the Company and XGL and all other matters governed by Bermudan or English law upon the opinions of Conyers Dill & Pearman and DLA referred to above.

  (i)
  XGL shall have procured from the High Court the Court Orders.

  (j)
  No Underwriter shall have notice of an adverse claim on the Offered Securities within the meaning of Section 8-105 of the UCC.

  (k)
  The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or any other authorized executive officer and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company and XGL in this Agreement are true and correct; the Company and XGL have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Xyratex Group, the Company or XGL and its subsidiaries, as appropriate, taken as a whole and whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus or as described in such certificate.

  (l)
  The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers which meets the requirements of subsection (a) of this Section 6A, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

  (m)
  On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of executive officers and directors of the Company and the Selling Shareholders, or other evidence that such executive officer, director or Selling Shareholder has agreed to the lockup.

  (n)
  The Custodian will to deliver to CSFB a letter stating that they will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

  (o)
  The Prospectus shall have been filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda.

    XTX and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

6B.
Release of Escrow Deposit.    Pursuant to and in accordance with the terms of the Escrow Agreement, the Escrow Deposit will be released to an account specified by the Company upon receipt by the Escrow Agent of evidence satisfactory to it that XGL shall have delivered and registered the Court Orders at Companies House in Cardiff. Payment of the Escrow Deposit shall discharge the obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date, and to purchase and pay for any Optional Securities purchased on any Optional Closing Date that is on the same day ad the First Closing Date.

7.
Indemnification and Contribution.

(a)
The Company and XGL will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or XGL by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, if the Company had previously furnished copies thereof to such Underwriter.

  (b)
  XTX will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sections of any Registration Statement appearing under the caption "Principal or Selling Shareholders" made in reliance upon and in conformity with information furnished in writing to the Company and XGL by XTX or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

  (c)
  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, XGL and their directors and officers and each person, if any, who controls the Company and/or XGL within the meaning of Section 15 of the Act, and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company, XGL or the Selling Shareholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, XGL and the Selling Shareholders in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: under the caption "Underwriting" (i) the statements set forth in the last paragraph or the cover page regarding delivery of the securities and (ii)(a) the paragraph related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids and (b) the paragraphs setting forth the concession and reallowance figures.

  (d)
  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

  (e)
  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

  (f)
  The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8.
Default of Underwriters.    If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.
Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Shareholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 6 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Shareholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

10.
Notices.    All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (fax: 212-325-4296), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at    •    , Attention:     •    (fax:    •    ), or, if sent to the Selling Shareholders, will be mailed, delivered or faxed and confirmed to     •    at    •    (fax:    •    ); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

11.
Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.
Representation.    The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters,    •    and     •    will act for the Other Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by     •    and    •    will be binding upon the Selling Shareholders.

13.
Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.
Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably appoints                         , as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

  The obligation of the Company or the Selling Shareholders in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholders, as appropriate, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

        If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Xyratex Ltd
By:	Name: Title:
Xyratex Group Limited
By:	Name: Title:
Xyr Limited
By:	Name: Title:
[ ] and [ ] (As Attorney-in-Fact for the Other Shareholders)
By:	Name: Title:
The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
Acting on behalf of itself and as the Representative of the several Underwriters.
CREDIT SUISSE FIRST BOSTON LLC BANC OF AMERICA SECURITIES LLC CITIGROUP GLOBAL MARKETS INC. RBC CAPITAL MARKETS CORPORATION
Acting on behalf of themselves and as the Representatives of the several Underwriters.
By:	CREDIT SUISSE FIRST BOSTON LLC
By:	Name: Title:

SCHEDULE A

Selling Shareholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Xtx Limited
Other Shareholders

Total

SCHEDULE B

	Number of Firm Securities to be Purchased		Number of Optional Securities to be Purchased
Underwriter	Company	Selling Shareholders	Selling Shareholders
Credit Suisse First Boston LLC
Banc of America Securities LLC
Citigroup Global Markets Inc.
RBC Capital Markets Corporation

Total

SCHEDULE C

Significant Subsidiaries

1.
Xyratex Technology Limited.

2.
Xyratex International Inc.

3.
Xyratex (Malaysia) Sdn Bhd.

ANNEX A-1

Form of Escrow Agreement

[to come]

ANNEX A-2

Form of Lock-Up Letter

[to come]

ANNEX B-1

Form of Opinion to be Delivered by Latham & Watkins

[to come]

ANNEX B-2

Form of Negative Assurance Letter to be delivered by Latham & Watkins

[Subject to Latham & Watkins' standard assumptions and qualifications]

        Based on our participation, review and reliance as described in the body of the letter, we advise you that no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement or the Prospectus.

ANNEX C

Form of Opinion to be Delivered by Conyers, Dill & Pearman

[to come]

ANNEX D

Form of Opinion to be Delivered by DLA

[to come]

ANNEX E

Form of Opinion to be Delivered by    •

[to come]

QuickLinks

  Exhibit 1.1
• Shares Xyratex Ltd Common Shares, Par Value $0.01 per Share
UNDERWRITING AGREEMENT
SCHEDULE A
SCHEDULE B
SCHEDULE C Significant Subsidiaries
ANNEX A-1 Form of Escrow Agreement
ANNEX A-2 Form of Lock-Up Letter
ANNEX B-1 Form of Opinion to be Delivered by Latham & Watkins
ANNEX B-2 Form of Negative Assurance Letter to be delivered by Latham & Watkins
ANNEX C Form of Opinion to be Delivered by Conyers, Dill & Pearman
ANNEX D Form of Opinion to be Delivered by DLA
ANNEX E Form of Opinion to be Delivered by •